Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Post-Effective Amendment No. 6 to this Registration Statement on Form S-1 of our report dated September 14, 2011, relating to the financial statements of DewMar International BMC, Inc. (f.k.a Mirador, Inc.).

/s/ LL Bradford & Company, LLC

Las Vegas, Nevada

September 21, 2011